Exhibit 5.1

[Letterhead of McDermott Will & Emery LLP]

October 29, 2010

Thompson Creek Metals Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, CO  80120

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Thompson Creek Metals Company Inc. (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of an indeterminate amount of its securities, including (i) new issuances of debt securities (“Debt Securities”) which would be issued under an indenture which is filed as an exhibit to the Registration Statement (the “Indenture”), and (ii) new issuances of warrants to purchase the Company’s common stock, first preferred stock or debt securities which would be issued pursuant to a warrant agreement (the “Warrants” and collectively with the Debt Securities, the “Securities”), or any combination of the foregoing.  The Securities may be sold by the Company from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  In the event the Securities will be sold pursuant to an underwriting or purchase agreement, such agreement will be filed as an exhibit to the Registration Statement under a Current Report on Form 8-K.

In arriving at the opinions expressed below, we have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a “Board Action”) and in accordance with the Company’s Certificate of Continuation, Articles of Continuance and Notice of Articles (the “Governing Documents”) and the applicable laws of British Columbia, Canada.  In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate.

In our examination, we have assumed: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the original documents of all documents submitted to us as copies, (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and comply with all applicable laws, (v) the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons, (vi) that the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (vii) that a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws, (viii) that the Securities will be issued and sold in compliance with applicable U.S. Federal and state securities laws and in the manner stated in the Registration Statement and applicable Prospectus Supplement, (ix) that a definitive purchase, underwriting or similar agreement with respect to the Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (x) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1.  When the Indenture has been duly executed on behalf of the Company and the trustee thereunder (the “Trustee”), and the Trustee has been qualified to act as Trustee under the Indenture, and when the Debt Securities have been (i) duly established by the Indenture or any supplemental indenture thereto, (ii) duly authorized and established by applicable Board Action and duly authenticated by the Trustee, and (iii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement, the Indenture and any applicable supplemental indenture thereto, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law.

2.  When the Warrants have been (i) duly authorized and established by applicable Board Action, and (ii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the warrants to purchase Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion herein as to any provision of the Indenture, the Debt Securities or the Warrants that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion (i) as to the enforceability of the provisions of the Indenture, the Debt Securities or the Warrants to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, (ii) as to whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein, or (iii) with respect to the USA Patriot Act of 2001 and the rules, regulations and policies promulgated thereunder, or any foreign assets control regulations of the United States Treasury Department or any enabling legislation or orders relating thereto.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the Federal laws of the United States and the laws of the State of New York.

We hereby consent to the reference to our firm under the caption “Certain Legal Matters” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP